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Exhibit 99.01
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               ONI Systems Targets Optical Edge with Acquisition
                    of Technology from Finisar Corporation

       ONI Introduces the New ONLINE2500 Edge Optical Services Platform


SAN JOSE, Calif. February 13, 2001 - ONI Systems/(TM)/ Corp. (NASDAQ:ONIS), a leader in metro and regional optical networking, today announced an agreement with Finisar Corp. (NASDAQ:FNSR) under which ONI will acquire technology and other assets associated with Finisar's Opticity/(TM)/ product line. This technology will be incorporated into ONI's new edge optical services platform, the ONLINE2500/(TM)/, developed for flexible delivery of wavelength services directly to the network edge. The ONLINE2500 enables cost effective delivery of a comprehensive set of high bandwidth services to carriers and enterprise customers by combining Finisar's data-centric edge optical transport capabilities with ONI's transparent wavelength capabilities and ONWAVE/(TM)/ service-multiplexing technology. The ONLINE2500 is expected to be generally available in Q2 of this year, for volume delivery in Q3.

"ONI sees the optical edge of the network as a prime opportunity," said Hugh Martin, ONI Systems president and CEO. "The conversion from electrical communication services to optical, high bandwidth services for the enterprise is now underway, with ONI positioned to lead the charge and deliver the optical network right to the enterprise."

The technology to be acquired is optimized for delivering high bandwidth optical services with sophisticated service monitoring capabilities to the network edge. Gigabit Ethernet and Fibre Channel grooming capabilities are included, along with coarse WDM optical transport technology and sophisticated service monitoring for the network edge. ONI and Finisar have also entered into a volume purchase agreement under which ONI will purchase from Finisar certain optical components for the ONLINE2500 product. The agreement helps secure component supply for this product.

"ONI's purchase of the Opticity system technology validates the use of cost-effective CWDM in the metropolitan area marketplace," said Jerry Rawls, Finisar's president and CEO. "With the sale of our Opticity technology to ONI, Finisar will be positioned to more strongly focus on our core competencies - active and passive optical WDM components and subsystems. We are excited about adding a new customer to the Finisar family; ONI is clearly positioned to be a leader in the metropolitan area networking race."

OPTX/(TM)/ network management software, already in use across ONI's ONLINE7000, 9000, and 11000 platforms, manages and provisions the ONLINE2500. The OPTX software includes network engineering tools and management portals for customer-managed services. With the ONLINE2500, service providers will have the means to provision and manage expanded optical end-to-end services from enterprise through the network core, using ONI's extended family of ONLINE/(TM)/ products.

Under the terms of the agreement, ONI will acquire the technology associated with Finisar's Opticity product line for approximately $50 million, comprised of $30 million in cash and $20 million of common stock, with the number of shares calculated using the average price per share
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for the ten trading days prior to closing. Cash payments totaling $25 million will be made upon the timely completion of certain mutually agreed deliverables, due after the transaction closes. The transaction is expected to close during the first calendar quarter of 2001 and will be accounted for by ONI using the purchase method of accounting. As a result of this transaction, the company expects incremental 2001 revenues, beginning in Q3, of $15 million above the previous forecast; bringing its total year revenue forecast to $225 to $235 million. Including the amortization of goodwill and intangibles, the acquisition is expected to be accretive to reported earnings per share in the fourth quarter of calendar 2001.

"The ONLINE2500 extends ONI's reach out to the network edge, allowing service providers to provision and manage optical services from the edge through the core," said Chris Nicoll, principal analyst for Current Analysis. "The market for edge products has to date been served by multiple layer electrical solutions, an expensive and cumbersome implementation for service providers that could only provide a few megabits of capacity at most. Today's competitive climate has these same service providers looking for leaner, smarter products like the ONLINE2500 to deliver Gigabit services."


About ONI Systems

ONI Systems/(TM)/ (NASDAQ: ONIS) develops, markets and sells all-optical networking equipment specifically designed to address bandwidth and service limitations of regional and metropolitan networks. Our products allow communications service providers to rapidly build high-capacity metro networks that are flexible, scalable and able to support multiple services on a single platform. Our products include the ONLINE2500/(TM)/, ONLINE11000/(TM)/, ONLINE9000/(TM)/, and ONLINE7000/(TM)/ optical transport platforms; the ONWAVE/(TM)/ SONET/SDH Multiplexer/(TM)/ and Data Multiplexer/(TM)/; and OC-192/STM-64 (10 gigabits per second) interface. The ONLINE/(TM)/ optical transport platforms incorporate the OPTX/(TM)/ operating system for wavelength and service management in optical networks and the OLMP/(TM)/ optical link management protocol suite for internetworking between the optical transport and data or voice switching layers of the network. For more information about ONI and its products, visit the company Web site at www.oni.com.
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About Finisar

Finisar Corporation (NASDAQ:FNSR) is a leading provider of fiber optic subsystems and network performance test systems which enable high-speed data communications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), metropolitan data networking applications (MANs), and CATV. Finisar is focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for networking and storage equipment manufacturers. Finisar's operations are located at 1308 Moffett Park Drive, Sunnyvale, CA 94089. For more information, visit Finisar's Web site at http://www.finisar.com.

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ONI Systems, ONLINE, ONLINE2500, ONLINE11000, ONLINE9000, ONLINE7000, OPTX,
OLMP, ONWAVE SONET/SDH Multiplexer and ONWAVE Data Multiplexer are trademarks or registered trademarks of ONI Systems Corp. All other trademarks are the property of their respective owners.

This press release contains forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by this section. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, our limited operating history which makes forecasting our future revenue and operating results difficult, our ability to develop and to achieve market acceptance of new products, our ability to successfully close the transaction discussed in this press release, and the anticipated benefits of the transaction may not be realized even if the transaction closes. These and other risks and uncertainties are described from time-to-time in ONI Systems' filings with the Securities and
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Exchange Commission, including ONI Systems' report on Form 10-Q for the quarter ended September 30, 2000, ONI Systems' final Prospectuses dated October 23, 2000 for its public offerings and other documents on file with the SEC.

For more information contact:
Amy Lee                           Amy Fenstermaker
ONI Systems                       Magnet Communications
408-965-2740                      510-428-4100 ext.209
alee@oni.com                      afenstermaker@magnetcom.com
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